UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 26, 2012

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On March 29, 2012, Franklin Covey Co. (the Company) announced its financial results for the fiscal quarter ended February 25, 2012.  A copy of the earnings release is being furnished as exhibit 99.1 to this current report on Form 8-K.

Certain information in this Report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, the Company appointed Scott J. Miller, 43, as Executive Vice-President of Business Development/Marketing.  Mr. Miller, who has been with the Company for nearly 14 years, previously served as Vice-President of Business Development and Marketing.  This new role caps 12 years on the front line, working with thousands of client facilitators across many markets and countries.  Prior to his appointment as Vice-President of Business Development and Marketing, Mr. Miller served as the General Manager of our central region, which is based in Chicago, for six years.  Scott originally joined Covey Leadership Center in 1996 as a Client Partner with the Education Division.  Mr. Miller started his professional career with the Disney Development Company, the real-estate development division of The Walt Disney Company in 1992.  As a research coordinator, Scott identified trends and industry best practices in Community Development, Education, Healthcare, Architectural Design and Technology.  Scott received a B.A. in Organizational Communication from Rollins College in 1996.

Item 8.01  Other Events

Common Stock Purchase Plan

On March 26, 2012, the Company’s Board of Directors approved a plan to purchase up to $10.0 million of the Company’s outstanding common stock.  The Company intends to use available cash exceeding $10.0 million to make the purchases.  All previously existing common stock repurchase plans were canceled and the new common share repurchase plan does not have an expiration date.

The actual timing, number, and value of common shares repurchased under the plan will be determined by management in its discretion and will depend on a number of factors, including, among others, general market and business conditions, the trading price of common shares, and applicable legal requirements.  The Company has no obligation to repurchase any common shares under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time for any reason.

Investor Call

On March 20, 2012, the Company announced that it would host a discussion for shareholders and the financial community to review its financial results for the fiscal quarter ended February 25, 2011.  The discussion is scheduled to be held on Thursday, March 29, 2012 at 5:00 p.m. Eastern time (3:00 p.m. Mountain time).

Interested persons may participate by dialing 1-866-277-1182 (International participants may dial 1-617-597-5359), access code: 24548583.  Alternatively, the webcast will be accessible at the following Web site: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=102601&eventID=4737970.

A replay of the discussion will be available from March 29 through April 5, 2012 by dialing 1-888-286-8010 (International participants may dial 1-617-801-6888), access code: 35577086.  The webcast will also remain accessible through January 5, 2012 on the Investor Relations area of the Company’s Web site at:  http://phx.corporate-ir.net/phoenix.zhtml?c=102601&p=irol-IRHome.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Earnings release dated March 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 29, 2012	By:	/s/ Robert A. Whitman
Robert A. Whitman
Chief Executive Officer